UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-00652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue, Richmond, Virginia 23235

(Address of Principal Executive Offices) (Zip Code)

(804) 359-9311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, no par value	UVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On May 26, 2021, Universal Corporation (the “Company”) furnished a Current Report on Form 8-K (the “Original 8-K”) that included the press release discussing its results for the quarter and fiscal year ended March 31, 2021 (the “Earnings Release”). This Current Report on Form 8-K/A amends the Original 8-K solely for the purpose of correcting a clerical error which incorrectly noted in the Adjusted Net Income and Diluted Earnings Per Share Reconciliation Table on page 6 of the Earnings Release that the Adjusted: Diluted Earnings Per Share for the fiscal year ended March 31, 2021, should have been $4.25 instead of $3.49. Other than correction of the error discussed in this Current Report on Form 8-K/A, no other changes have been made to the Original Form 8-K or the Earnings Release furnished therewith. The Adjusted Net Income and Diluted Earnings Per Share Reconciliation Table with the correct Adjusted: Diluted Earnings Per Share for the fiscal year ended March 31, 2021 of $4.25 is set forth below:

Reconciliation of Certain Non-GAAP Financial Measures

The following tables set forth certain non-recurring items included in reported results to reconcile adjusted operating income to consolidated operating income and adjusted net income to net income attributable to Universal Corporation:

Adjusted Operating Income Reconciliation
	Fiscal Year Ended March 31,

(in thousands)	2021	2020

As Reported: Consolidated operating income	$147,810	$126,367
Purchase accounting adjustments(1)	2,800	2,700
Transaction costs for acquisitions(2)	3,915	4,668
Fair value adjustment to contingent consideration for FruitSmart acquisition(3)	(4,173)
Restructuring and impairment costs(4)	22,577	7,543

Adjusted operating income	$172,929	$141,278

Adjusted Net Income and Diluted Earnings Per Share Reconciliation
(in thousands except for per share amounts)	Fiscal Year Ended March 31,

(all amounts reported net of income taxes)	2021	2020

As Reported: Net income attributable to Universal Corporation	$87,410	$71,680
Purchase accounting adjustments(1)	2,800	2,133
Transaction costs for acquisitions(2)	3,915	4,668
Fair value adjustment to contingent consideration for FruitSmart acquisition(3)	(4,173)	—
Restructuring and impairment costs(4)	17,800	6,283
Interest expense related to an uncertain tax matter at a foreign subsidiary	1,849	—
Income tax benefit from dividend withholding tax liability reversal(5)	(4,421)	—
Income tax settlement for foreign subsidiary(6)	—	2,766

Adjusted Net income attributable to Universal Corporation	$105,180	$87,530

As reported: Diluted earnings per share	$3.53	$2.86
Adjusted: Diluted earnings per share	$4.25	$3.49

(1)

The Company recognized an increase in cost of goods sold in fiscal year 2021 and 2020, relating to the expensing of a fair value adjustments to inventory associated with the initial acquisition accounting for Silva (effective October 1, 2020) and FruitSmart (effective January 1, 2020).

(2)

The Company incurred selling, general, and administrative expenses for due diligence and other transaction costs associated with the acquisitions of Silva and FruitSmart. These costs are not deductible for U.S. income tax purposes.

(3)

The Company reversed a portion of the contingent consideration liability for the FruitSmart acquisition, as a result of certain performance metrics that did not meet the required threshold stipulated in the purchase agreement.

(4)

Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income attributable to Universal Corporation, and Adjusted diluted earnings per share. See Note 4 for additional information.

(5)	The Company recognized an income tax benefit for final U.S. tax regulations on certain dividends paid by foreign subsidiaries in a prior fiscal year.

(6)	The Company recognized an income tax settlement charge related to operations at a foreign subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL CORPORATION (Registrant)

Date: May 27, 2021	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel, and Secretary